UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 25, 2007 (September 20, 2007)

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02          Termination of a Material Definitive Agreement.

The below described Employment Agreements and Change in Control Agreements with Jonathan D. Coleman and Richard Gibson Smith (“Executives”) replace and supersede the summary cover letter of employment agreement dated December 29, 2004, the letter severance agreement dated December 29, 2004, and the Change in Control Agreement dated January 1, 2005, by and between the Company and the individual Executive, and that were filed as exhibits to Janus Capital Group Inc.’s (“JCG”) Form 10-Q for the quarterly period ended September 30, 2006 (File No. 001-15253).

Item 5.02          Compensatory Arrangements of Certain Officers.

Employment Agreements

On September 20, 2007, Janus Management Holdings Corporation (the “Company”), a subsidiary of JCG, entered into employment agreements with the Executives, dated as of January 1, 2007 (“Employment Agreements”), which sets forth the terms of their employment arrangements as Co-Chief Investment Officers (“Co-CIOs”) and as portfolio managers.   The Executives were appointed Co-CIOs on November 6, 2006, and are named executive officers of JCG.

The Employment Agreements have an initial term ending on December 31, 2008 (“Initial Term”), subject to one-year extensions unless a non-renewal notice is given 90 days prior to the end of the term.  If, during the Initial Term, Gary D. Black ceases to serve as JCG’s Chief Executive Officer (“CEO”), the Employment Agreements are automatically extended for eighteen months following the appointment of the successor CEO.

All compensation (except for annual base salaries) is subject to the attainment of performance-based criteria necessary to obtain deductibility under Section 162(m) of the Internal Revenue Code (“162(m) Criteria”).   The Executives are also eligible to participate in all incentive, welfare, insurance, savings and retirement plans, fringe benefits and expense reimbursement policies on terms no less favorable than other peer executives.

Base Salary.  The Employment Agreements provide for annual base salaries of $500,000, which will be reviewed by the Compensation Committee of the Board of Directors (“Compensation Committee”) at least annually.

Additional Compensation.  As compensation for their services as Co-CIOs, the Executives are also eligible for variable compensation consisting of cash and long-term incentive awards.  Fifty percent of the variable compensation is based on overall Janus-managed investment performance, twenty percent on Janus-managed net long-term flows, fifteen percent on investment team leadership factors and fifteen percent on overall corporate leadership factors.

Compensation for the Executives’ portfolio management duties will be based on the then-current portfolio manager compensation plan. Subject to the attainment of pre-determined performance goals, each Executive’s combined Co-CIO and portfolio management compensation will be a minimum of $3,500,000 for 2007 and a minimum of $4,000,000 for 2008.

Severance Rights.  In the event the Company terminates an Executive’s employment without “cause” or an Executive terminates employment with “good reason,” the Company will pay severance benefits of one times the annual base salary plus the greater of: (i) one year of Executive’s Co-CIO compensation at the mid-range of target compensation, or (ii) the Executive’s remaining unpaid Co-CIO compensation through the Initial Term at the mid-range of target compensation.  The Company will also provide medical, dental and vision insurance for twelve months.

In the event the Company requests either Executive to discontinue his portfolio management duties but remain as Co-CIO, the Executive may either:  (i) accept the change and receive compensation under an amended compensation arrangement, or (ii) resign from the Company and receive a severance payment equal to his portfolio management cash compensation for the four calendar quarters immediately prior to termination plus medical, dental and vision insurance for twelve months.

In the event the Company appoints another person to serve as Co-CIO and the new person’s role materially overlaps the Executive’s duties, the Executive may either:  (i) relinquish his Co-CIO responsibilities and remain as a portfolio manager, or (ii) terminate employment with the Company and receive a cash severance amount of $2,000,000.

In the event that the Company terminates employment for cause or employment is terminated by either party for any reason at the end of the term or thereafter, no severance benefits will be provided.

In the event that the Executive voluntarily terminates employment other than for “good reason,” subject to CEO approval and the execution of a two-year non-compete commitment and legal release, all long-term incentive awards granted on or after December 30, 2004 shall continue to vest in accordance with the respective original schedules and any unexercised stock options will remain exercisable for the remainder of their respective terms.

Restrictive Covenants

While employed by the Company and for a period of one year thereafter, the Executives are subject to certain non-interference, non-solicitation and non-hire restrictions related to the Company’s employees, clients and business.  The Executives are also provided indemnification rights by the Company in addition to insurance coverage under the Company’s directors’ and officers’ liability insurance policies.

Copies of the Employment Agreements are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Change in Control Agreements

On September 20, 2007, the Company entered into updated Change in Control Agreements with the Executives, each dated as of January 1, 2007, to reflect their new roles as Co-CIOs.  Under the terms of the Change in Control Agreement, each Executive is entitled to the following severance benefits if his employment is terminated (other than for cause) or he terminates his employment for “good reason” within two years following a change in control of JCG:  (i) two times annual cash compensation earned in the twelve months immediately preceding the termination of employment (or if higher, in the twelve months immediately preceding the change in control); (ii) two times the value of the Company’s contributions made on behalf of the Executive to the JCG 401(k), Profit Sharing and Employee Stock Ownership Plan in the twelve months prior to termination of employment (or if higher, in the twelve months prior to the change in control); and (iii) continued medical, dental and vision insurance benefits for twenty-four months.  For severance payments triggered after a change in control, the Company will make a gross-up payment (if necessary) to ensure that the Executives receive the after-tax benefit he would have received had the payments not been subject to the excise tax under Section 4999 of the Internal Revenue Code.

Copies of the Change in Control Agreements are attached hereto as Exhibits 10.3 and 10.4 and are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Item 9.01          Financial Statements and Exhibits.

(d)        Exhibits.

10.1	Employment Agreement by and between Janus Management Holdings Corporation and Jonathan D. Coleman, dated as of January 1, 2007, with exhibits

10.2	Employment Agreement by and between Janus Management Holdings Corporation and Richard Gibson Smith, dated as of January 1, 2007, with exhibits

10.3	Change in Control Agreement by and between Janus Management Holdings Corporation and Jonathan D. Coleman dated as of January 1, 2007

10.4	Change in Control Agreement by and between Janus Management Holdings Corporation and Richard Gibson Smith dated as of January 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: September 25, 2007	By:	/s/ Gregory A. Frost
Gregory A. Frost
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Employment Agreement by and between Jonathan D. Coleman and Janus Management Holdings Corporation, dated as of January 1, 2007, with exhibits

10.2	Employment Agreement by and between Richard Gibson Smith and Janus Management Holdings Corporation, dated as of January 1, 2007, with exhibits

10.3	Change in Control Agreement by and between Janus Management Holdings Corporation and Jonathan D. Coleman dated as of January 1, 2007

10.4	Change in Control Agreement by and between Janus Management Holdings Corporation and Richard Gibson Smith dated as of January 1, 2007